                                                                      EXHIBIT 23


                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report on Form 10-K of Capstead Mortgage Corporation of our report dated January 25, 2002, included in the 2001 Annual Report to Stockholders of Capstead Mortgage Corporation. We also consent to the incorporation by reference in the following registration statements and the related prospectuses, of our report dated January 25, 2002, with respect to the consolidated financial statements of Capstead Mortgage Corporation incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 2001:

    o   Form S-8 (No. 33-40017);

    o   Form S-3 (No. 33-62212);

    o   Form S-8 (No. 33-53555);

    o   Form S-3 (No. 333-03187);

    o   Form S-8 (No. 333-12719);

    o   Form S-3 (No. 333-26419);

    o   Amendment No. 1 to Form S-3 (No. 333-26419);

    o   Form S-8 (No. 333-27215);

    o   Form S-3 (No. 333-43169);

    o   Amendment No. 1 to Form S-3 (No. 333-43169);

    o   Form S-3 (No. 333-63358); and

    o   Form S-3 (No. 333-68424).



                                                           /s/ ERNST & YOUNG LLP



Dallas, Texas
March 18, 2002